UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

HARROW HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Woodmont Blvd., Suite 610
Nashville, Tennessee	37205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Information

On February 4, 2021, Surface Ophthalmics, Inc. (“Surface”) issued a press release (the “Surface PR”) announcing the first patient dosed in a phase II trial for its drug candidate SURF-200 (betamethasone in Klarity vehicle) for the treatment of acute dry eye. According to the Surface PR, in the dose ranging study SURF-200 will be administered in two different low concentration formulations of betamethasone in the Klarity vehicle. The trial will enroll 120-140 patients with a primary endpoint of Symptom Improvement of one unit based on the University of North Carolina Dry Eye Management Scale by the eighth day.

Harrow Health, Inc. owns three million five hundred thousand (3,500,000) shares of Surface common stock, which is approximately 30% of the issued and outstanding voting interests of Surface, along with a mid-single digit royalty right on net sales of SURF-200.

The foregoing is only a brief description of the Surface PR, does not purport to be a complete description of the Surface PR and is qualified in its entirety by reference to the full text of the document, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

All trademarks referenced in this Current Report on Form 8-K and the Surface PR are the property of their respective owners.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Item	Description

99.1	Surface Ophthalmics Press Release Date February 4, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW HEALTH, INC.

Dated: February 4, 2021	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer